SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-12

                           DELTA AND PINE LAND COMPANY
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate box):

[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

         1.      Title of each class of securities to which transaction applies:
         2.      Aggregate number of securities to which transaction applies:
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4.      Proposed maximum aggregate value of transaction:
         5.      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                           ----------

         2)       Form, Schedule or Registration Statement No:
                                                              ------------------

         3)       Filing Party:
                                 --------------------------------------

         4)       Date Filed:
                               ----------------------------------------

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4500




                                November 20, 2000





To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Friday, December 29, 2000, at 10:30 a.m., Central Standard Time, at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee. All stockholders of record as of November 13, 2000, are entitled to vote at the annual meeting.

We appreciate your confidence in the Company and hope you will attend this Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card.


                                              Sincerely,



                                              Jon E. M. Jacoby
                                              Chairman of the Board

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4500



                            NOTICE OF ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON DECEMBER 29, 2000



To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, on Friday, December 29, 2000, at 10:30 a.m., Central Standard Time, for the following purposes:

1. to elect two Class I members to the Board of Directors to three-year terms expiring at the 2003 Annual Meeting of Stockholders;

2. to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending August 31, 2001; and

3. to transact such other business as may properly come before the meeting or any adjournments thereof.

The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on November 13, 2000, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days prior to the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and promptly return the enclosed proxy using the enclosed addressed envelope, which requires no postage if mailed within the United States.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Jerome C. Hafter
                                              Secretary





November 20, 2000










                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                            SCOTT, MISSISSIPPI 38772
                                 (662) 742-4500



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 29, 2000


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of D&PL Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on December 29, 2000, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign and return the enclosed proxy.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the appointment of the independent public accountants named herein, and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

Stockholders of record at the close of business on November 13, 2000, are entitled to vote at the meeting. The Proxy Statement and the accompanying form of proxy were mailed on or about November 20, 2000, to all stockholders of record as of the close of business on that date. The transfer agent, Computershare Investor Services, LLC, will tabulate the votes received prior to the meeting. The Secretary of the Company and W. Thomas Jagodinski, Senior Vice President and Chief Financial Officer of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on November 13, 2000, will constitute a quorum. At that date approximately 38,393,104 Shares were outstanding. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth as of October 15, 2000, Shares beneficially owned by each director, each nominee for director, certain executive officers, any person owning more than 5% of the Shares individually and by all executive officers and directors as a group.



Name of Beneficial Owner                                   Shares Beneficially Owned
                                                            Amount of
                                                           Beneficial       Percentage
                                                            Ownership        of Class
                                                            ---------        --------
G Industries Corporation (1)                                5,632,002           14.7

John Hancock Financial Services, Inc (2)                    3,720,264            9.7

Stephens Group, Inc.(3)                                     2,589,137            6.7

Monsanto Company (4)                                        1,777,776            4.6

Roger D. Malkin (5)(14)                                       963,923            2.5

F. Murray Robinson (5)                                        103,246              *

Steven M. Hawkins (5)                                              --              *

W. Thomas Jagodinski (5)(6)                                    70,211              *

James H. Willeke (5)                                               --              *

Charles R. Dismuke, Jr. (5)                                    82,666              *

Joseph M. Murphy (7)                                           13,698              *

Jon E. M. Jacoby (8)                                          133,731              *

Rudi E. Scheidt (9)                                            22,112              *

Nam-Hai Chua (10)                                              45,505              *

Stanley P. Roth (11)                                           27,500              *

All Directors and Executive Officers as a Group             1,990,248            5.2

[23 persons] (12)(13)(14)
----------------------------------------

*    Less than one percent
(1) The mailing address for G Industries Corporation is 300 Delaware Avenue, Wilmington, Delaware 19801.
(2) The mailing address for John Hancock Financial Services, Inc. is John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117.
(3) Mr. Jacoby, a director of Stephens Group, Inc. ("SGI"), and its subsidiary, Stephens, Inc., owns 133,731 Shares which are not included. See Note 8 below.
(4) Excludes shares obtainable by conversion of Series M Convertible Preferred Stock. If Monsanto converts pursuant to the terms of the preferred stock, they would receive 1,066,667 Shares of Common Stock which would make its amount of beneficial ownership 2,844,443 Shares, or 7.4%. The mailing address for Monsanto Company is 800 North Lindbergh Blvd., St. Louis, Missouri 63167.
(5) The mailing address for Messrs. Malkin, Robinson, Jagodinski, Hawkins, Willeke and Dismuke is One Cotton Row, Scott, Mississippi 38772.
(6) Includes 3,555 Shares owned by Mr. Jagodinski's wife. Mr. Jagodinski disclaims beneficial ownership of Shares owned by his wife.
(7) The Shares indicated are owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of these Shares. The mailing address for Mr. Murphy is 2687 North Ocean Boulevard, Boca Raton, Florida 33431.
(8) Includes the following Shares: 113,637 Shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition; and 20,094 Shares owned beneficially by Mr. Jacoby. Does not include Shares owned by Stephens Group, Inc., or other of its affiliates, except Jacoby Enterprises, Inc. See Note 3 above. The mailing address for Jacoby Enterprises, Inc., and Mr. Jacoby is 111 Center Street, Little Rock, Arkansas 72201.
(9) The mailing address for Mr. Scheidt is 54 South White Station Road, Memphis, Tennessee 38117.
(10) Consists of 10,666 Shares owned by Dr. Chua's wife and 34,839 Shares held jointly by Dr. Chua's wife and child. Dr. Chua disclaims beneficial ownership of these Shares. The mailing address for Dr. Chua is c/o Laboratory of Plant Molecular Biology, Rockefeller University, 1230 York Avenue, New York, New York 10021-6399.
(11) These Shares are owned by North American Capital Corporation, as to which Mr. Roth has sole power to vote and sole power of disposition. The mailing address for Mr. Roth is 510 Broad Hollow Road, Suite 206, Melville, New York 11747.
(12) Includes the following Shares: 13,698 Shares owned by the wife of Joseph M. Murphy; 3,555 Shares owned by the wife of Mr. Jagodinski; and 45,505 Shares owned by the wife and child of Dr. Chua.
(13) As a group, the amount shown excludes vested and unvested options for 468,922 Shares pursuant to the 1993 Delta and Pine Land Company Stock Option Plan and options for 2,656,528 Shares pursuant to the 1995 Long-Term Incentive Plan. For each individual listed above, the amounts shown exclude exercisable options granted pursuant to the 1993 Plan and 1995 Plan with respect to the following: Roger D. Malkin, 241,777; Steven M. Hawkins, 110,666; Joseph M. Murphy, 5,155; Jon E.M. Jacoby, 60,266; W. Thomas Jagodinski, 84,978; Rudi E. Scheidt, 60,266; Charles R. Dismuke, Jr., 91,023 Shares; Nam-Hai Chua, 60,266; and Stanley P. Roth, 60,266; F. Murray Robinson, 77,510; James H. Willeke, 35,445.
(14) Roger D. Malkin retired as an officer, director and employee of the Company on October 30, 2000.


                             OFFICERS OF THE COMPANY


                                                                       Offices Held with Company;
          Name (Age)                  Position                   Principal Occupation for Past Five Years
          ----------                  --------                   ----------------------------------------
Jon E. M. Jacoby (62)          Chairman of the Board   Mr. Jacoby has been employed by Stephens, Inc. and Stephens
                                                       Group, Inc., companies that engage in investment banking
                                                       activities, since 1963 and is presently a director and
                                                       officer for each of these companies. Stephens Inc. and
                                                       Stephens Group, Inc. are stockholders of D&PL. Mr. Jacoby is a director of Beverly Enterprises, Inc., Sangamo Bio-
                                                       sciences, Eden Bioscience Corp., Energy Exploration
                                                       Technologies and Power-One, Inc. He was a director of
                                                       American Classic Voyages Co. until he resigned on June 30,
                                                       1997.

Stanley Roth (64)              Vice Chairman           Mr. Roth controls and is the Chairman of NACC, a private
                                                       merchant banking firm, and has been its President since
                                                       1976. Since 1988, Mr. Roth has served as the Chairman of
                                                       Royal-Pioneer Industries, Inc., and a director of Hollis
                                                       Corporation. Mr. Roth became the Vice Chairman of CPG
                                                       International, Inc., in 1990 and the Chairman of GPC
                                                       International, Inc., its successor corporation, in 1994.

F. Murray Robinson (66)        Vice Chairman and       Mr. Robinson has been employed by D&PL as Chief Executive
                               Chief Executive         Officer and Vice Chairman since October 2000. Prior to his
                               Officer                 retirement from D&PL in April 1999, Mr. Robinson had been
                                                       employed by D&PL serving as  Executive  Vice  President  from
                                                       January 1999 until April 1999 and  President  and COO from
                                                       February  1989 until  December 1998 and Executive Vice President from April 1988 until February 1989.  From 1981 through 1988,
                                                       Mr. Robinson served in various capacities for Agrigenetics Corporation, an agribusiness  company  with  various  seed  divisions  and  biotechnology plant operations.

Steven M. Hawkins (50)         President and Chief    Mr. Hawkins has served as President and Chief Operating
                               Operating Officer      Officer since December 1998.  Before that time, he served as
                                                      Executive  Vice  President  of D&PL  from May 1998  until  December
                                                      1998.  From September  1996 until May 1998,  he served as  Director of  Marketing  and Vice President of Sales and  Marketing - Deltapine
                                                      Seed  Division.  Prior to joining D&PL, he worked for Asgrow Seed Company from October 1976 until  September 1996. His last assignment with Asgrow was as Director of Marketing,  Logistics and New Business.
                                                      Prior to that he held various marketing, sales and operation positions with the Company.

Charles R. Dismuke, Jr. (45)   Senior Vice President  Mr. Dismuke has served as Senior Vice President since August
                                                      1999.  From January 1997 until August 1999, he served as
                                                      Senior Vice President and as President of Deltapine Seed
                                                      Division.  From October 1989 until January 1997, he served as Vice President-Operations.  Mr. Dismuke was a General
                                                      Manager of one of the Company's subsidiaries, Greenfield
                                                      Seed Company, from 1982 until 1989.  Mr. Dismuke has been
                                                      employed by D&PL or one of its subsidiaries since June 1977.

W. Thomas Jagodinski (44)      Senior Vice            Mr. Jagodinski has served as Senior Vice President and Chief
                               President, Chief       Financial Officer and Assistant Secretary since September
                               Financial Officer      2000 and from March 2000 until September 2000 as Senior Vice
                               and Assistant          President-Finance, Treasurer and Assistant Secretary. From
                               Secretary              February 1993 until March 2000, he served as Vice President
                                                      - Finance and Treasurer and Assistant  Secretary.  From May
                                                      1992 until  February 1993, he served as Treasurer and Chief
                                                      Financial  Officer.  From October 1991 to May 1992,
                                                      Mr.  Jagodinski  served as the Director of Corporate  Accounting  and
                                                      Financial  Reporting  and  Income  Taxes.  Prior to  joining  the  Company,
                                                      Mr. Jagodinski was employed by Arthur Andersen LLP in various capacities since 1983.

Harry B. Collins (59)          Vice                   Dr. Collins has served as Vice President-Technology Transfer
                               President-Technology   since April 1998.  From 1985 until April 1998, Dr. Collins
                               Transfer               served as the Company's Vice President-Research.  Prior to that, Dr. Collins was the senior soybean breeder for the
                                                      Company.  Dr. Collins has been employed by D&PL since 1974.

Earl E. Dykes (47)             Vice                   Mr. Dykes has served as Vice-President - Operations since
                               President-Operations   February 1997 until present.  Prior to that time, Mr. Dykes served as the General Manger - Arizona Processing, Inc.
                                                      (which was acquired by the Company in May 1996 as the result of the Sure Grow merger).  Mr. Dykes was a shareholder of
                                                      Arizona Processing, Inc. at the time of acquisition.

W. A. Ellis, III (47)          Vice President-        Mr. Ellis has served as Vice President - Sales and Marketing
                               Sales and Marketing    since August 1999.  From January 1997 until August 1999, he served as Senior Vice President and as President-Sure Grow
                                                      Seed Division.  From 1990 until 1996 he served as
                                                      President-Ellis Brothers Seed, Inc. and Sure Grow Seed, Inc.
                                                      (which were acquired by the Company in May 1996 as the
                                                      result of the Sure Grow merger).  Before that time Mr. Ellis was Vice President of Ellis Brothers Seed, Inc.

Ricky D. Greene (30)           Vice                   Mr. Greene has served as Vice President-Business Development
                               President-Business     since September 2000. From May 1997 until September 2000,
                               Development            Mr. Greene served as Director of International Taxation and
                                                      Finance. Prior to joining the Company, Mr. Greene was
                                                      employed by Arthur Andersen LLP in various capacities since
                                                      1991.

William V. Hugie (41)          Vice President-New     Dr. Hugie has served as Vice President-New Technologies
                               Technologies Research  Research since September 1996.  From August 1994 until
                                                      September 1996, he served as a Project Leader of the Transgenic
                                                      Cotton Breeding Program, and from December 1988 until August 1994, he served as a Project Leader of the Sorghum  Breeding  Program.
                                                      Prior to joining the Company,  Dr. Hugie was employed by Funk Seed
                                                      International from 1986 to 1988.

Thomas A. Kerby (56)           Vice                   Dr. Kerby has served as Vice President-Technical Services
                               President-Technical    since September 1994 and Director - Technical Services from
                               Services               November 1993, when he joined D&PL, until 1994.  Prior to
                                                      joining the Company,  Dr. Kerby served the cotton industry of
                                                      California and the University  of  California  as  Extension
                                                      Cotton  Agronomist  from 1981 through October 1993.

Donald L. Kimmel (62)          Vice President-Sales   Mr. Kimmel has served as Vice President-Sales and Marketing
                               and Marketing          of D&PL since 1986, and from 1985 to 1986, as its Marketing
                                                      Manager.

Charles V. Michell (38)        Vice                   Mr. Michell has served as Vice President-Information Systems
                               President-Information  from October 1998 until present, and prior to that time, as
                               Systems                Corporate Director-Information Systems and
                                                      Telecommunications since March 1995. He joined the Company in
                                                      1987 as Manager of Information  Systems.  Prior to joining the Company,
                                                      Mr. Michell was Manager of Computer  Operations  at  St.  Dominic
                                                      Jackson  Memorial  Hospital  and  he was self-employed as an Information
                                                      Technology Consultant in the hospital,  banking and custom welding industries.

Alan L. Rubida (39)            Vice                   Mr. Rubida has served as Vice President-Quality since
                               President-Quality      October 1998.  Mr. Rubida joined D&PL in 1994 and served as the Company's Western Cottonseed Production Manager until
                                                      1998.  Prior to joining D&PL, Mr. Rubida served as manager of the Cottonseed Production Department for the Supima
                                                      Association of America.

Ann J. Shackelford (42)        Vice                   Ms. Shackelford has served as Vice President - Corporate
                               President-Corporate    Services since September 1997 and, until that time, as
                               Services               Director of New Business Product Development since January
                                                      1997.  From October 1994 until December 1996, she served as
                                                      Legal Coordinator.  Prior to joining the Company, Ms.
                                                      Shackelford was involved in private business.

John D. Stewart (41)           Vice                   Mr. Stewart has served as Vice President and President of
                               President-President    D&PL International  Division since September 2000. From June
                               D&PL International     1988 to September  2000, Mr. Stewart served as the General
                               Division               manager for Europe and  Africa. He joined the company in
                                                      1996  as  Marketing  and  Technical  Service  manager  Deltapine
                                                      Australia,   a subsidiary.  Prior to joining the company, Mr. Stewart
                                                      established and managed a private consulting business, serving cotton farmers in Australia.

James H. Willeke (52)          Vice President-        Mr. Willeke has served as Vice President- Sales and
                               Sales and Marketing    Marketing since August 1999.  From January 1997 until August
                                                      1999, he served as Senior Vice  President and as  President-Paymaster
                                                      Division.  From 1987  until  1996,  he  served  as  President  - Hartz
                                                      Seed in  Stuttgart, Arkansas, a subsidiary of Monsanto Company.
                                                      From 1982 to 1987, he directed Lynks in Marshalltown, IA, a subsidiary of Mycogen Seeds, as General Manager.

Jerome C. Hafter (55)          Secretary              Mr. Hafter has served as Secretary of D&PL since July 1993, and he served as Assistant Secretary from April 1990 until
                                                      July 1993. Since 1976, Mr. Hafter has been a partner in
                                                      Lake  Tindall, LLP, D&PL's general counsel, and he has
                                                      performed legal services for D&PL since 1983.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at six. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class I Directors were elected at the 1997 Annual Meeting to serve a term expiring at the 2000 Annual Meeting. Class II Directors were elected at the 1998 Annual Meeting to serve a term expiring at the 2001 Annual Meeting.

On May 8, 1998, D&PL entered into a merger agreement with Monsanto Company, pursuant to which D&PL would be merged with and into Monsanto. Because the pending merger with Monsanto was expected to be consummated, the Company did not schedule a 1999 Annual Meeting, and the Class III Directors that would have been up for reelection in 1999 continued to serve as directors. Accordingly, the Class III Directors were elected at the March 30, 2000 Annual Meeting (which served as a make-up meeting for the 1999 Annual Meeting) to a three-year term. To return the Company's schedule of elections to one class of directors per year, the individuals nominated for election as Class III Directors at the March 30, 2000, Annual Meeting have tendered their resignations which will become effective immediately prior to the 2002 Annual Meeting. At that meeting, the Class III Directors will be elected to a three-year term expiring at the 2005 Annual Meeting. At the December 29, 2000 Annual Meeting to which this Proxy Statement relates, the Company will catch up by electing Class I directors to terms expiring at the 2003 Annual Meeting. The Company will resume its normal rotation with the next Annual Meeting scheduled for the Spring of 2001.

The Board of Directors proposes the re-election of the two Class I Directors listed below:


                    Name                                          Offices Held with the Company;
       (Year First Elected a Director)                       Principal Occupation for Past Five Years
       -------------------------------                       ----------------------------------------

                   CLASS I

Stanley P. Roth (1988)                         (See the description of Mr. Roth's offices with the company and principal occupation under "Officers of the Company")

Nam-Hai Chua (1993)                            Dr. Chua has acted as a consultant to D&PL since April 1991. Dr.
                                               Chua is the Andrew W. Mellon Professor and Head of the Plant
                                               Molecular Biology Laboratory of Rockefeller University, New York,
                                               New York, and has been with the University for over 20 years. Dr.
                                               Chua was also a member of the Board of Directors of DNAP Holdings
                                               (formerly DNA Plant Technology Corporation), until he resigned in
                                               1998. In addition, Dr. Chua served as the Chairman of the
                                               Management Board of Directors of the Institute of Molecular
                                               Agrobiology ("IMA") until September 2000 when he became Vice
                                               Chairman and as the Chairman of the Board of IMAGEN Holdings Pte.
                                               Ltd, an affiliate of  IMA. Dr. Chua also acted as a scientific consultant to Monsanto Company for matters relating to plant biology through 1995. Dr. Chua is 55 years of age.


Continuing Directors
--------------------

                  CLASS II

Joseph M. Murphy (1992)                        Since 1987 and February 1993, respectively, Mr. Murphy has been the
                                               Chairman of Value Investors, Inc., a closely-held real estate investment company, and the Chairman of Country Bank, New York, New
                                               York.  Mr. Murphy is 65 years of age.

Rudi E. Scheidt (1993)                         Since 1990, Mr. Scheidt has been a private investor.  From 1973 to
                                               1989, he served as President of Hohenberg Bros. Co., a worldwide cotton merchant, headquartered in Memphis, Tennessee, and as its
                                               Chairman during 1990.  Mr. Scheidt is Director Emeritus of National
                                               Commerce Bancorporation, a bank holding company, headquartered in
                                               Memphis, Tennessee.  Mr. Scheidt is 75 years of age.

                  CLASS III

Jon E. M. Jacoby                               (See the description of Mr. Jacoby's offices with the company and principal occupation under "Officers of the Company")

F. Murray Robinson                             (See the description of Mr. Robinson's offices with the company and principal occupation under "Officers of the Company"). Mr. Robinson was elected a Class III director of the Company on October 2, 2000.





THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS LISTED AS CLASS I DIRECTORS.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings and Attendance of Directors

The Board of Directors had 36 meetings in fiscal 2000, including 35 special meetings. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and
(ii) the total number of meetings held by all Committees of the Board on which they served as members. The Company did not have a Nominating Committee in 2000.

Director's Compensation

Effective December 1, 2000, each Director will receive an annual fee of $40,000 and attendance fees of $1,000 for each meeting of the Board of Directors attended. Prior to December 1, the annual fee was $25,000. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. In addition, under the 1993 Stock Option Plan, as amended, each present director was granted an option to purchase 53,333 shares at the fair market price at the date of grant. Under the 1995 Long-Term Incentive Plan, as amended, the initial option granted to each new (and present) director of the Company was increased by 8,889 shares, and each director will be granted options for an additional 2,667 shares in each of the second through sixth years each director serves as such (which began in February 1997 for present directors). At the March 30, 2000 Annual Meeting, the Board of Directors agreed to grant options to each Director for 80,000 shares of Company Common Stock.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. Officers are elected by and serve at the discretion of the Board of Directors.

     Executive Committee
     -------------------

The members of the Executive Committee are Messrs. Jacoby, Murphy and Roth. This Committee met one time during 2000. During the intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action.

     Audit Committee
     ---------------

The members of the Audit Committee are Messrs. Roth, Murphy and Scheidt. The Audit Committee met one time during 2000 and recommended the annual appointment of the public accounting firm to be Delta and Pine Land's outside auditors, subject to approval by the Board and the shareholders. The Committee:

* reviewed with the outside auditors the scope of the audit, the auditors' fees and related matters;

* received copies of the annual comments from the outside auditors on accounting procedures and systems of control;

* reviewed with the outside auditors any questions, comments or suggestions they may have had relating to Delta and Pine Land's internal controls, accounting practices or procedures or those of Delta and Pine Land's subsidiaries;

* reviewed with management and the outside auditors Delta and Pine Land's quarterly financial statements as required and will review year end financial statements upon completion along with any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC. This review included the items required by SAS 61 as in effect at that time in the case of the quarterly statements.

* received from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussed it with the outside auditors;

* reviewed, as needed, the adequacy of the systems of internal controls and accounting practices of Delta and Pine Land and its subsidiaries regarding accounting trends and developments;

* reviewed compliance with laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to Delta and Pine Land; and

* will prepare a report each year concerning compliance with its charter for inclusion in Delta and Pine Land's annual Proxy Statement.

The Delta and Pine Land Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Exhibit A to this proxy statement. The audit committee hereby reports that the Audit Committee and the Company have complied with the Audit Committee Charter with respect to the fiscal year ended August 31, 2000.


     Compensation Committee (Compensation Committee Interlocks and Insider Participation)
     ---------------------------------------------------------------------------

The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any conflicts of interests which might be required to be disclosed. This Committee met three times during 2000. This Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, and the 1995 Long-term Incentive Plan, as amended, including the grant of options under each plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation Committee is composed entirely of independent, outside directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer, and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted annually. This system applies to all employees of the Company, and not just to the executive officers. Each position within the Company has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost improvement, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Operating Officer after consultation with the Chief Executive Officer. Each executive officer's performance is rated by the Chief Operating Officer and is subject to review and approval by the Chief Executive Officer and the Compensation Committee. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Operating Officer and the Chief Executive Officer. Objectives for the Chief Operating Officer are set by the Chief Executive Officer, and objectives for the Chief Executive Officer are set by the Board of Directors. The Chief Executive Officer recommends to the Compensation Committee the salary for the Chief Operating Officer based on this system. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's compensation.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lower of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer and Chief Operating Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer and the Chief Operating Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of five categories that govern the maximum bonus available as a percentage of the mid-point of the position's salary range. These five categories include: (1) Chief Executive Officer, Chief Operating Officer, and Senior Vice Presidents (2) other executive officers, (3) senior managers (4) middle managers and (5) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum, whichever is less. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established performance criteria and personal objectives.

The bonus for the Chief Executive Officer and the Chief Operating Officer are similarly set, based on the individual's job performance. The Chief Executive Officer and Chief Operating Officer recommend their bonuses to the Compensation Committee. The Compensation Committee reviews and approves the bonus amounts for the Chief Executive Officer, the Chief Operating Officer, the other executive officers and senior management.

Stock Awards

Awards of stock options for each executive officer and other key employees must first be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

During the Company's fiscal year ended August 31, 2000, Roger D. Malkin was the Chief Executive Officer of the Company. Mr. Malkin retired on October 30, 2000. Mr. Malkin's salary was based on his contribution to the Company. He was entitled to merit salary increases. These merit increases were determined in accordance with the procedures and guidelines described above. For fiscal 2000, Mr. Malkin's base salary was $290,000 with a bonus of $300,000. The Compensation Committee approved Mr. Malkin's bonus based on his achievement with respect to the targeted earnings goal for the Company. Other factors in the Compensation Committee's decision were Mr. Malkin's leadership in developing Corporate growth strategies, developing international business opportunities and his contribution made in developing the market for biotechnology-enhanced seed.






                                                          Compensation Committee

                                                          Jon E.M. Jacoby
                                                          Joseph M. Murphy

                PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES

The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and the S&P Supercap Agriculture Index. Pioneer HiBred International, Inc., DeKalb Genetics Corp., Mycogen Corp., and Calgene, Inc., each of which has been included in the peer group in the past, are excluded from the Company's current peer group because their respective stocks are no longer traded on a public market. The table assumes $100 invested on June 29, 1993, and the reinvestment of dividends.



                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                       AMONG DELTA AND PINE LAND COMPANY,
                       THE S&P SUPERCAP AGRICULTURE INDEX
           AND THE NYSE/AMEX/NASDAQ STOCK MARKET (US COMPANIES) INDEX

                                                                       Cumulative Total Return
                                                        -------------------------------------------------
                                                        8/95      8/96     8/97    8/98     8/99     8/00
                                                        ----      ----     ----    ----     ----     ----
Delta and Pine Land Company                           100.00    172.63   299.16  467.58   309.49   268.61
S&P Supercap Agriculture                              100.00    115.00   153.17  119.53   108.43    82.96
NYSE/AMEX/NASDAQ Stock Market (US Companies)          100.00    117.15   160.52  164.80   229.62   279.07

*$100 Invested on 8/31/95 in Stock or Index (including reinvestment of dividends) for each fiscal year ending August 31.



                             EXECUTIVE COMPENSATION

Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, 2000:


                           Summary Compensation Table


                                                                       Long- Term
                                            Annual Compensation        Compensation
                                            -------------------        ------------
                                                                       Securities
Name and                                                               Underlying          All Other
Principal Position             Year       Salary($)   Bonus($)         Options(1)         Compensation
------------------             ----       ---------   --------      --------------         ------------
Roger D. Malkin                2000         290,000    300,000         199,113(2)       $29,000(3)
  Chief Executive Officer      1999         290,000    487,228(4)        2,666(2)       $30,000(3)
                               1998         290,000         --           2,666(2)       $35,000(3)

Steven M. Hawkins              2000         240,000    200,000         150,000                  --
   President and  Chief        1999         218,000    150,000              --                  --
   Operating Officer           1998         163,000         --         130,000                  --

W.       Thomas Jagodinski     2000         180,000    200,000         137,000                  --
   Senior Vice President,      1999         162,500     75,000              --                  --
   Chief Financial Officer,    1998         150,000         --              --                  --
   and Assistant Secretary


Charles R. Dismuke, Jr.       2000          179,000    115,000         100,000                  --
   Senior Vice President      1999          170,000     45,000              --                  --
                              1998          165,000         --              --                  --


James H. Willeke              2000          170,600     65,000         20,000                   --
   Vice President Sales       1999          165,600     25,000             --                   --
   and Marketing              1998          155,600         --             --                   --

(1)  All stock options reflected on a post-split basis.
(2) Includes options for 80,000 Shares granted to Mr. Malkin in his capacity as a director of the Company, concurrently with identical grants to all directors of the Company, 2,666 shares granted by formula to Mr. Malkin in his capacity as a director, and 116,447 shares granted in his capacity as chief executive officer.
(3)  Director's and attendance fees for serving as a director of the Company.
(4) Consists of a cash bonus of $250,000 and the transfer by the Company to Mr. Malkin of certain real property with a fair market value of $237,228.

Employment Contracts and Change-In-Control Arrangements

Mr. Jagodinski is employed pursuant to an employment agreement effective September 1, 1997 which provided for an annual base salary of $150,000 subject to upward adjustment plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. The agreement is automatically extended each day so that at any given date, the time remaining under the contract will be for an additional two year period. The contract may be terminated, except as a result of a change in control or in anticipation of a change in control, upon three months written notice. The employment agreement includes provisions pursuant to which Mr. Jagodinski will receive, in the event of the termination of his employment due to a change in control or in anticipation of a change in control, an amount that in effect is equal to two times his highest salary and bonus paid during any of the previous five calendar years; plus a continuation for 24 months of his insurance and fringe benefits. Mr. Jagodinski's agreement provides him the right to surrender his stock options to the Company and receive cash in lieu of stock, plus provides for certain tax protection payments on a portion of amounts paid to him under this plan. In addition, Mr. Jagodinski was granted an option for 53,333 shares of common stock at $28.04 per share excercisable ratably or upon a change in control. Pursuant to the terms of this agreement, Mr. Jagodinski shall not compete with the Company for one year upon his termination in the event of a change in control.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan adopted in April 1993 and the 1995 Long-term Incentive Plan. The 1993 Plan has not been available for further grants since 1996. The Company granted options for 1,770,443 Shares under the 1995 Plan in 2000. All options granted under both plans vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant.

The following table sets forth certain information concerning stock options granted during fiscal 2000:


                          Option Grants in Fiscal 2000
                          ----------------------------
                    Number of      Percentage of Total                                         Potential Realized Value at
                    Securities     Options Granted                                             Assumed Annual Rates of
                    Underlying     to Employees In                                             Stock Price Appreciation for Option
Name                 Options       Fiscal Year     Exercise Price   Expiration Date            Term(1)
----                 -------       -----------     --------------   ---------------            -------
                                                                                          0%        5%         10%
                                                                                          --        --         ---
Roger D.                82,666         4.67%        $19.62               3/30/10          --     1,020,000  2,585,000
Malkin                 116,447         6.58%        $19.62               3/30/10          --     1,437,000  3,641,000

Steven M.              100,000         5.65%        $16.91               1/26/10          --     1,063,000  2,695,000
Hawkins                 50,000         2.82%        $19.62               3/30/10          --       617,000  1,563,000

W. Thomas               62,000         3.50%        $16.91               1/26/10          --       659,000  1,671,000
Jagodinski              75,000         4.24%        $19.62               3/30/10          --       925,000  2,345,000

Charles R.              20,000         1.13%        $16.91               1/26/10          --       213,000    539,000
Dismuke, Jr.            80,000         4.52%        $19.62               3/30/10          --       987,000  2,502,000

James H. Willeke        20,000         1.13%        $19.62               3/30/10          --       247,000    625,000



(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain on exercise of options is dependent on the future performance of the Company's stock.

Options Exercised in Last Fiscal Year

The following table sets forth certain information concerning stock option exercises during 2000 and unexercised options held as of August 31, 2000 for each of the Named Officers:

                  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                        Number of Securities
                                                     Underlying Unexercised Options        Value of Unexercised
                                                                 at the                   In-The-Money Options at
                                                             Fiscal Year End              the Fiscal Year End (1)
                                                             ---------------              -----------------------
                               Shares      Gain
                              Acquired    Realized
                                on          on             #              #                $                 $
                              Exercise    Exercise    Exercisable   Unexercisable     Exercisable     Unexercisable
                              --------    --------    -----------   -------------     -----------     -------------
Roger D. Malkin (2)(3)       129,778     2,527,649       14,043         227,734           28,095       1,018,517

Steven M. Hawkins (3)        --          --              84,000         249,333          274,019       1,178,644

W.T. Jagodinski              --          --              76,089         172,555          640,714         901,416

Charles R. Dismuke, Jr.      --          --              82,489         113,511        1,282,098         607,284

James H. Willeke             --          --              35,445          39,555          309,897         267,635

(1) Based on $24.4531 per Share, the August 31, 2000, closing value as quoted by the New York Stock Exchange.
(2) According to the terms of Mr. Malkin's options, all of his options are fully exercisable upon his retirement because he is over 65 years of age.
(3) Computation excludes the "out-of-the-money" options for the following number of shares: 5,332 shares for Mr. Malkin, 130,000 shares for Mr. Hawkins, and 53,333 shares for Mr. Jagodinski.

Compensation Pursuant to Plans

     Pension Plan
     ------------

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of eligibility service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of the average compensation (the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses) reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.

The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:

                                                 Pension Plan Table
                                                 ------------------
Years of Credited Service


Compensation                 15               20                25                30               35
------------                 --               --                --                --               --
$ 25,000                    4,139            5,519            6,898             7,140            7,382

$ 50,000                    9,989           13,319           16,648            17,703           18,757

$ 75,000                   15,839           21,119           26,398            28,265           30,132

$100,000                   21,689           28,919           36,148            38,828           41,507

$150,000                   33,389           44,519           55,648            59,953           64,257

$200,000                   35,729           47,639           59,548            64,178           68,807

$250,000                   35,729           47,639           59,548            64,178           68,807

$300,000                   35,729           47,639           59,548            64,178           68,807

$400,000                   35,729           47,639           59,548            64,178           68,807


The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 1999. In addition, such amounts reflect the 1999 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 1999, the most recent Pension Plan valuation date, are as follows:

                                        Years of Credited      Average Plan
        Name                                 Service           Compensation
        ----                                 -------           ------------
        Roger D. Malkin                         30             156,000

        Steven M. Hawkins                       3              155,833

        W.T. Jagodinski                         8              138,777

        Charles R. Dismuke, Jr.                 23             149,364

        James H. Willeke                        4              158,178





Supplemental Executive Retirement Plan

The Company adopted a Supplemental Executive Retirement Plan ("SERP"), which became effective January 1, 1992, and covers certain management personnel, including certain of the Named Officers. The SERP provides for payments to participants in the form of a single-life annuity, or as otherwise provided by the SERP commencing at age 65 or the participant's postponed retirement date. The following table sets forth the scheduled estimated annual benefits expected to be paid pursuant to the SERP to the Named Officers who are currently participants:

     Name (1)                                  Annual Cash Benefit

      Roger D. Malkin.............................      $12,000

(1) Estimated annual benefits in the amount of $29,000 are also expected to be paid pursuant to the SERP to F. Murray Robinson, a former officer of the Company who retired April 15, 1999 and was rehired on October 2, 2000.

The SERP also provides that on the death of an active employee, the Company will pay a death benefit to the participant's surviving spouse equal to the actuarial equivalent of the participant's accrued benefit, which is based upon the participant's years of service with the Company and the years of service the participant would have had at age 65, if employment had continued. If a participant's employment with the Company is terminated prior to age 65 for reasons other than death, then the participant shall be paid a vested percentage of his accrued benefit equal to the participant's annual cash benefit above multiplied by a fraction (not greater than one), the numerator of which is the participant's years of service as of the date of termination of employment and the denominator of which is the participant's projected years of service as of age 65, if employment had not terminated.

Each participant's vested percentage in the SERP is determined as follows:

     Number of Years of Service                      Vested Percentage
     --------------------------                      -----------------
     1 but less than 2....................................   20%
     2 but less than 3....................................   40%
     3 but less than 4....................................   60%
     4 but less than 5....................................   80%
     5 or more............................................  100%


Under the terms of the SERP, the Company may discontinue additional eligibility and planned payments under the SERP at any time. The Named Officers noted above are fully vested in the SERP.

Defined Contribution Plan

Effective April 1, 1994, the Company established a defined contribution plan under the rules of Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. A participant may elect to contribute up to 18% of his or her eligible earnings to the 401(k) Plan. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 2000, the Company has elected not to match such contributions.

Incentive Plans

The Company maintains two incentive plans that compensate key employees and directors through the grant of options to buy shares of Common Stock. In July 1993, the Company adopted the 1993 Stock Option Plan, but no more options are being granted. On October 17, 1995, the Company's Board of Directors adopted the 1995 Long-term Incentive Plan which the shareholders ratified at the 1996 Annual Meeting. In March 2000, the plan was amended and restated eliminating the ability of the Board of Directors to award stock appreciation rights, restricted Shares of Common Stock and performance units. Pursuant to the amended and restated 1995 Plan, the Board of Directors may award stock options to officers, key employees and directors. Under the amended and restated 1995 Plan, 5,120,000 Shares are authorized for grant, which is an increase from the original 2,560,000 Shares. As of August 31, 2000, options for 4,209,427 Shares have been granted under the 1995 Plan, leaving available for grant 1,247,441 Shares, net of 336,868 forfeitures.

Under both plans, all options for stock granted vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. Shares subject to options and awards under the LTIP which expire unexercised are available for new option grants and awards. The number of shares available for grant under the 1993 Plan upon forfeitures of options outstanding thereunder has been reduced to zero and the granting of options thereunder has ceased.

                              CERTAIN TRANSACTIONS

Registration Rights

John Hancock Mutual Life Insurance Company has a one-time right to register, under the Act, Shares owned by it on June 28, 1993, less the number of Shares sold by Hancock in the Company's initial public offering. All of the expenses of such registration, except for the cost of printing and Hancock's counsel, will be paid by the Company. Hancock's registration rights are conditioned on Hancock providing the Company with a legal opinion that its Shares may not otherwise be publicly sold.

The holder of the convertible Series M Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock is convertible. The Preferred Stock is convertible into Common Stock beginning upon the seventh anniversary of the date on which it was issued (February 1996) or the occurrence of certain specified events, whichever occurs first.

Future Transactions with Affiliates and Advances

The Company will require that any future transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the non-employee directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during 2000, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) have been filed, except that the following individuals filed the following number of late reports with respect to the following number of transactions: One Form 4 for Mr. Malkin relating to shares acquired pursuant to dividend reinvestment plan, one Form 4 for Mr. Murphy relating to the sale of stock, one Form 4 for Mr. Jacoby relating to the transfer of DLP shares from a partnership in which Mr. Jacoby had beneficial ownership, one Form 4 for Mr. Luehder relating to the sale of stock, and one Form 5 for Mr. Roth relating to a stock option grant.

                                 PROPOSAL NO. 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP to serve as the Company's independent public accountants for 2001. Arthur Andersen LLP has served the Company as its independent public accounting firm since 1984. A representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions. If the appointment is not ratified or if Arthur Andersen LLP becomes incapable of serving in this capacity or if their employment is terminated, the Board will appoint independent public accountants whose continued employment after the next Annual Meeting following such event shall be subject to ratification by the stockholders.

The affirmative vote of the holders of a majority of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve this appointment of Arthur Andersen LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                    SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and presented at the 2001 Annual Meeting should have been received by the Company no later than September 30, 2000. With regard to stockholder proposals not included in the Company's proxy statement but which a stockholder wishes to be brought before the 2001 Annual Meeting, the Company's bylaws establish an advance notice procedure which requires that the Company receive notice of such a proposal by not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. In addition to the above requirements as to timeliness, the proposals must meet certain eligibility requirements of the Securities and Exchange Commission.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders may obtain a copy of the Company's annual report on Form 10-K ("Report 10-K"), as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: W.T. Jagodinski, Senior Vice President and Chief Financial Officer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772.

Financial Statements meeting the requirements of Regulation S-X are incorporated herein by reference and can be found in the Company's Form 10-K filed with the Securities and Exchange Commission.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jerome C. Hafter
                                            Secretary

                                    EXHIBIT A

                           DELTA AND PINE LAND COMPANY
                           ---------------------------
                             AUDIT COMMITTEE CHARTER
                             -----------------------

The Audit Committee is a committee of the Board of Directors

MEMBERSHIP
The Committee shall consist of two or more directors all of whom in the judgment of the Board of Directors shall be independent. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board of Directors have accounting or financial management expertise.

RESPONSIBILITIES
1. Review with members of the public accounting firm selected as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.

2. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

3. Recommend annually the public accounting firm to be outside auditors for the Company, for approval by the Board of Directors.

4. Review with management and the public accounting firm selected as outside auditors for the Company the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10K or 10Q with the Securities and Exchange Commission. Such review to include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.

5. Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.

6. Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

MEETINGS
The Committee shall meet at least once each year and at such other times as it deems necessary to fulfill its responsibilities.

REPORT
The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in the Company's proxy statement relating to the elections of directors.